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                                                                   EXHIBIT 10(n)

May 20, 1997


Mr. Richard Olson, President
Chief Executive Officer
Communications World International, Inc.
6025 South Quebec Street, Suite 300
Englewood, CO 80111

Dear Mr. Olson:

     THIS AGREEMENT (the "AGREEMENT") effective May 20, 1997 between Communications World International, Inc. ("CWI") and M.H. Meyerson & Co., Inc. ("MEYERSON").

     In consideration of the mutual covenants contained herein and intending to be legally bound thereby, CWI and MEYERSON hereby agree as follows:

     1. MEYERSON will perform investment banking services for CWI on the terms set forth below for a period of five years from the date hereof. Such services will be performed on a best efforts basis and will include, without limitation, assistance to CWI in mergers, acquisitions and internal capital structuring and the placement of new debt and equity issues of CWI, all with the objective of accomplishing CWI's business and financial goals. In each instance, MEYERSON shall endeavor, subject to market conditions, to assist CWI identifying corporate candidates for mergers and acquisitions and sources of private and institutional funds; to provide planning, structuring, strategic and other advisory services to CWI; and to assist in negotiations on behalf of CWI. In the event that MEYERSON serves as an underwriter of a public offering of CWI's securities completed within one year from the date hereof, CWI will grant Meyerson a right of first refusal for a period of two years thereafter to act as underwriter for public offerings of CWI's securities. In each instance, MEYERSON will render such services as to which CWI and MEYERSON mutually agree and MEYERSON will exert its best efforts to accomplish the goals agreed to by MEYERSON and CWI.

     2. In connection with the performance of this AGREEMENT, MEYERSON and CWI shall comply with all applicable laws and regulations, including, without limitation, those of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission.

     3. In consideration of the services previously rendered and to be rendered by MEYERSON hereunder, MEYERSON is hereby granted Warrants to purchase, at a price of $1.20 per share, a total of 175,000 shares of Common Stock of CWI, and piggy back registration rights as set forth in paragraph 5 below. Subject to vesting, the Warrants ("MEYERSON Warrants") may be exercised at any time from May 20, 1997 to and including May 20, 2002. The MEYERSON Warrants shall vest and become irrevocable as follows: 75,000 Warrants upon the signing of this AGREEMENT, 50,000 Warrants 180 days after the signing of this AGREEMENT, and an additional 50,000 Warrants 365 days after the

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          signing of this AGREEMENT.  Provided that no Warrants may be exercised until CWI shareholders approve an increase to the number of authorized shares to a minimum of 3,000,000 shares.

     4. If CWI should, at any time, or from time to time hereafter, effect a stock split, a reverse stock split, or a recapitalization, the terms of the MEYERSON Warrants shall be proportionately adjusted to prevent the dilution or enlargement of the rights of the holders.

     5. If CWI during the period from May 20, 1997 to May 20, 2002, files a Registration Statement covering the sale of any of CWI's common stock, then CWI, on each such occasion, at the request of the holders of at least 51% of the shares and warrants constituting the MEYERSON EQUITY, shall include in any such Registration Statement, at CWI's expense, the MEYERSON SHARES, provided that, if the sale of securities by CWI is being made through an underwriter and the underwriter objects to inclusion of the MEYERSON SHARES in the Registration Statement, the MEYERSON SHARES shall not be so included in the Registration Statement or in any registration statement filed within 90 days after the effective date of the underwritten Registration Statement.

     6. The obligation of CWI to register the MEYERSON SHARES, including the shares issuable upon exercise of the MEYERSON Warrants, pursuant to the demand or the piggy back registration rights set forth in paragraph 5, above, shall be without regard to whether the MEYERSON Warrants have been or will be exercised.

     7. CWI agrees that, for a period of two (2) years from the date of this AGREEMENT, CWI will not utilize the registration exemption set forth in Regulation S under the ACT with a holding period of less than 1 year, nor issue any security under an S-8 to any Financial Consultant without the consent of MEYERSON, which consent will not be unreasonably withheld.

     8. This AGREEMENT constitutes the entire Warrant Agreement between the parties and when a copy hereof is presented to CWI's transfer agent, together with a certified check in the proper amount and a request that all or part of the MEYERSON Warrant be exercised, the certificates for the appropriate number of shares of Common Stock shall be promptly issued.

     9. Upon the execution of this AGREEMENT, CWI shall include in their next annual report and filings the highlights and terms of this investment banking AGREEMENT.

     10. Upon the signing of this AGREEMENT, CWI shall pay MEYERSON $5,000.00 as a non-accountable and non-refundable expense allowance for due diligence and general compliance review. MEYERSON shall be entitled to additional compensation, to be negotiated between MEYERSON and CWI, arising out of any transactions that are proposed or executed by MEYERSON and consummated by CWI, or are executed by MEYERSON at CWI's request, during the term of this AGREEMENT to the extent that such compensation is normal and ordinary for such transactions. In addition, MEYERSON shall be reimbursed by CWI for any reasonable out-of-pocket expenses that MEYERSON may incur in connection with rendering any service to or on behalf of MEYERSON that is approved, in writing, in advance by CWI's Chief Executive Officer.

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     11.  CWI agrees to indemnify and hold MEYERSON and its directors, officers and employees harmless from and against any and all losses, claims, damages, liabilities, costs or expenses arising out of any action or cause of action brought against MEYERSON in connection with its rendering services under this AGREEMENT except for any losses, claims, damages, liabilities, costs or expenses resulting from any violation by MEYERSON of applicable laws and regulations including, without limitation, those of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission or any state securities commission or from any act of MEYERSON involving willful misconduct and except that CWI shall not be liable for any amount paid in settlement of any claim that is settled without its prior written consent.

     12. MEYERSON agrees to indemnify and hold CWI and its directors, officers and employees harmless from and against any and all losses, claims, damages, liabilities, costs or expenses resulting from any violation by MEYERSON of applicable laws and regulations including, without limitation, those of the National Association of Securities Dealers, Inc., the Securities and Exchange Commission and any state securities commission or from any act of MEYERSON involving willful misconduct.

     13. Within 90 days of the date of this AGREEMENT, a representative of MEYERSON will visit the corporate headquarters of CWI. CWI will submit to MEYERSON a current business plan setting forth how CWI plans to proceed over the next two (2) years.

     14. Nothing contained in this AGREEMENT shall be construed to constitute MEYERSON as a partner, employee, or agent of CWI; nor shall either party have any authority to bind the other in any respect, it being intended that MEYERSON is, and shall remain an independent contractor.

     15. This AGREEMENT may not be assigned by either party hereto, shall be interpreted in accordance with the laws of the State of New Jersey, and shall be binding upon the successors of the parties. Either party may terminate this investment banking contract at any time, however, legally vested Warrants will remain with MEYERSON.

     16. If any paragraph, sentence, clause or phrase of this AGREEMENT is for any reason declared to be illegal, invalid, unconstitutional, void or unenforceable, all other paragraphs, sentences, clauses or phrases hereof not so held shall be and remain in full force and effect.

     17. None of the terms of this AGREEMENT shall be deemed to be waived or modified except by an express agreement in writing signed by the party against whom enforcement of such waiver or modification is sought.
          The failure of either party at any time to require performance by the other party of any provision hereof shall, in no way, affect the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

     18. Any dispute, claim or controversy arising out of or relating to this AGREEMENT, or the breach thereof, shall be settled by arbitration in Jersey City, New Jersey, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties hereto agree that they will abide by and perform any award rendered by the arbitrator(s) and that judgement upon any such award may be entered in any Court, state or federal, having jurisdiction over the party against whom the judgement is being

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          entered. Any arbitration demand, summons, complaint, other process, notice of motion, or other application to an arbitration panel, Court or Judge, and any arbitration award or judgement may be served upon any party hereto by registered or certified mail, or by personal service, provided a reasonable time for appearance or answer is allowed.

     19. For purposes of compliance with laws pertaining to potential inside information being distributed unauthorized to anyone, all communications regarding CWI's confidential information should only be directed to Martin H. Meyerson, Chairman, Michael Silvestri, President or Linda Antosiewicz, Senior Vice President, Compliance. If information is being faxed, our confidential compliance fax number is
          (201) 459-9534 for communications use.

     IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the day and year set forth above.

M.H. MEYERSON & CO., INC.            COMMUNICATIONS WORLD INTERNATIONAL, INC.



By:____________________________      By:_________________________________
  Michael Silvestri                     Richard Olson, President
  President                             Chief Executive Officer

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